UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): April 23, 2001.



                            Thaon Communications, Inc.
                            --------------------------
            (Exact name of registrant as specified in its charter)

                                    Nevada
                                    ------
                 (State or other jurisdiction of incorporation)

            0-30583                                87-0622329
            -------                                ----------
    (Commission File Number)           (IRS Employer Identification No.)

        1543 West Olympic Boulevard, Sixth Floor, Los Angeles, Ca. 90015
        ----------------------------------------------------------------
         (Address of principal executive offices)         (Zip Code)

                                (213) 252-7050
                                --------------
             (Registrant's telephone number, including area code)


         11300 West Olympic Boulevard, Suite 730, Los Angeles, Ca. 90064
         ---------------------------------------------------------------
                     (Registrant's Former name and address)

The Registrant has previously filed its Current Report on Form 8-K, dated February 7, 2001 (pertaining to the acquisition of 100% of the issued and outstanding shares of PTS TV, Inc. dba Prime Time Media Solutions in exchange of 3,000,000 shares of series A convertible preferred stock, of which 1,000,000 shares were placed in escrow and are subject to an earn out.) without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 7, subparagraph (a) of the Report dated February 7, 2001, is hereby amended to read as follows:

ITEM 7. FINANCIAL STATEMENTS OF PTS TV, Inc. dba PRIME TIME MEDIA SOLUTIONS, PRO FORMA FINANCIAL INFORMATION OF COMBINED ENTITY AND EXHIBITS.



-------      ----------------------------------------------------------

(a)                          Report of Kabani & Company, Inc. Independent Public
                             Accountants.

(b) (audited)                Balance  Sheets as of  December  31, 1999 and as of
                             December 31, 1998.

                             Statements  of   Operations   for  the  year  ended
                             December 31, 1999 & 1998.

                             Statement of Shareholders' deficit for the Years ended December 31, 1999 and 1998.

                             Statements of Cash Flows for the years ended December 31, 1999 & 1998.

                             Notes to Financial Statements for 1999 & 1998.

(c) (Unaudited)              Balance Sheet as of September 30, 2000(unaudited).

                             Statement  of  Operations   for  the  period  ended
                             September 30,2000(unaudited).

                             Statement of Shareholders' deficit for the period ended September 30, 2000(unaudited).

                             Statement of Cash Flows for the period ended September 30, 2000(unaudited).

                             Notes to unaudited Financial Statements for the period ended September 30, 2000.

(d) Pro-forma                Unaudited  Pro-forma  statements  derived  from the
                             audited consolidated  financial statements of Thaon
                             Communication, Inc. for the year ended December 31, 2000 and the unaudited financial statements of Prime Time Media Solutions (formerly, TV Inc.) for the year ended December 31, 2000.

EXHIBITS 10.1                Stock Purchase Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2001                      THAON COMMUNICATIONS, INC.


                                           By: /S/ Robert S. McNeill
                                           -------------------------
                                                   Robert S. McNeill

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Prime Time Media Solutions:

We have audited the accompanying balance sheets of PTS TV, INC. dba Prime Time Media Solutions (a Texas Corporation) (the "Company") as of December 31, 1999 & 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PTS TV, INC. dba Prime Time Media Solutions as of December 31, 1999 & 1998, and the results of its operations and its cash flows for the years the ended, in conformity with generally accepted accounting principles.


By: /S/ KABANI & COMPANY, INC.
------------------------------
KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 16, 2001

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                  ASSETS                           1999           1998
                                                            -----------    -----------
CURRENT ASSETS:
           Cash & cash equivalent                           $   717,527    $ 1,172,026
           Media receivable, net                              2,231,615        908,414
           Prepaid expenses                                      12,339        156,666
           Prepaid media expenses                               148,544      3,030,395
           Inventory                                            637,244        197,833
           Other current assets                                  29,425         31,407
                                                            -----------    -----------
                      Total current assets                    3,776,694      5,496,741

PROPERTY AND EQUIPMENT, net                                     287,536        125,531

OTHER ASSETS:
           Deposits                                              12,223          3,000
                                                            -----------    -----------
                                                            $ 4,076,453    $ 5,625,272
                                                            ===========    ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
           Accounts payable                                 $   175,144    $   147,018
           Accrued expenses                                      13,422         20,307
           Media payable                                      4,131,539      5,049,300
           Deferred media revenue                               955,074        974,156
           Note payable-current                                  26,625          8,240
           Customer Deposits                                    302,342         88,277
           Customers Credits                                    406,037        309,292
                                                            -----------    -----------
                      Total current liabilities               6,010,183      6,596,590

Note Payable - Long term                                        167,679         50,888

                                                            -----------    -----------
TOTAL LIABILITIES                                             6,177,862      6,647,478

STOCKHOLDERS' DEFICIT
           Capital Stock
           Common stock, no par value;
           Authorized shares 1000; issued and outstanding
           1000 in 1999, 1000 in 1998                             1,000          1,000
           Accumulated deficit                               (2,102,409)    (1,023,206)
                                                            -----------    -----------
                      Total stockholders' deficit            (2,101,409)    (1,022,206)


                                                            -----------    -----------
                                                            $ 4,076,453    $ 5,625,272
                                                            ===========    ===========

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                     1999            1998
                                                             ------------    ------------
Revenue:

Media Sales                                                  $ 58,738,321    $ 38,502,193
Product Sales                                                     365,920         325,087
Commission income                                                 150,000            --
                                                             ------------    ------------

         Net revenue                                           59,254,241      38,827,280

Cost of goods sold:

COGS-Station Media Payments                                    56,382,463      35,275,366
COGS-Products                                                     117,987         204,924
                                                             ------------    ------------

         Total cost of goods sold                              56,500,450      35,480,290

                                                             ------------    ------------
Gross profit                                                    2,753,791       3,346,990

Operating expenses                                              3,811,552       3,155,666

                                                             ------------    ------------
Income (loss) from continuing operations                       (1,057,761)        191,324

Non-Operating Income (expense):
         Interest Income                                           11,232            --
         Interest Expense                                         (13,376)         (2,543)
                                                             ------------    ------------
         Total non-operating income (expense)                      (2,144)         (2,543)

Income (loss) from continuing operations before income tax     (1,059,905)        188,781

Provision for income tax                                              800          18,465

                                                             ------------    ------------
Net income (loss) from continuing operations                   (1,060,705)        170,316

Net loss from Kryptolight operations net of tax benefits
     of $-0- in 1999 and $18,600 in 1998                          (18,498)        (28,951)

                                                             ------------    ------------
Net Income (loss)                                            $ (1,079,203)   $    141,365
                                                             ============    ============

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                  FOR THE YEARS ENDED DECEMBER 31, 1999 & 1998

                                                               Common Stock                              Total
                                                        Number of                       Accumulated   Stockholders'
                                                         Shares           Amount         Deficit         Deficit
                                                     --------------    ------------  --------------  ---------------
Balance, January 1, 1998                                     1,000           1,000      (1,164,571)      (1,163,571)

Net income for year ended December 31, 1998                      -               -         141,365          141,365

                                                     --------------    ------------  --------------  ---------------
Balance, December 31, 1998                                   1,000           1,000      (1,023,206)      (1,022,206)

Net Loss for year ended December 31, 1999                        -               -      (1,079,203)      (1,079,203)

                                                     --------------    ------------  --------------  ---------------
Balance, December 31, 1999                                   1,000   $       1,000 $    (2,102,409)$     (2,101,409)
                                                     ==============    ============  ==============  ===============

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1999 AND 1998

                                                                                   1999           1998
                                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
           Net Income (loss)                                                $(1,079,203)   $   141,365
           Adjustments to reconcile net Income (loss) to net cash
           provided by (used in) operating activities:
                      Depreciation and amortization                              64,823         41,621
                      (Increase) / decrease in current assets:
                                 Media receivable                            (1,323,201)       599,609
                                 Prepaid expenses                               144,327        (72,618)
                                 Prepaid media expenses                       2,881,851     (3,028,408)
                                 Inventory                                     (439,411)      (173,672)
                                 Deposits                                        (9,223)        (1,500)
                                 Other assets                                     1,982        (25,676)
                      Increase / (decrease) in current liabilities:
                                 Accounts payable                                28,126        143,511
                                 Accrued expenses                                (6,885)        20,307
                                 Media payable                                 (917,761)     2,333,312
                                 Deferred media revenue                         (19,082)       935,650
                                 Customer Deposits                              214,065         88,277
                                 Customers Credits                               96,745       (417,681)
                                                                            -----------    -----------
                      Net cash provided by (used in) operating activities      (362,847)       584,097
                                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                      Acquisition of property & equipment                      (226,828)      (133,789)
                                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                      Net proceeds from Loans                                   135,176         59,128
                      Recollection of notes receivable                             --          414,218
                                                                            -----------    -----------
                      Net cash provided by financing activities                 135,176        473,346
                                                                            -----------    -----------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENT                              (454,499)       923,654

CASH & CASH EQUIVALENT, BEGINNING BALANCE                                     1,172,026        248,372
                                                                            -----------    -----------

CASH & CASH EQUIVALENT, ENDING BALANCE                                      $   717,527    $ 1,172,026
                                                                            ===========    ===========

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company was originally incorporated under the name PTS, TV INC. (a Texas Corporation), on May 23, 1996. The Company changed its dba name to Prime Time Media Solutions on November 27, 2000. The Company is a diversified media company specializing in reaching targeted audiences. The Company buys media time from various broadcasting networks and sells to its clients. The Company markets products and services, which it develops, licenses exclusively or distributes for third parties, utilizing network and cable television, radio, newspapers, magazines, and the Internet.

On June 15, 1998 the Company agreed to venture into sale of a product line called "Kryptolight" with the idea of spinning it out as a separate entity. Subsequently to the year ended December 31, 1999, the Company spun off "Kryptolight" product line as a separate entity.

On December 29, 2000, the Company entered into a stock for stock exchange with Thaon Communications, Inc, (TCI), whereby TCI (an Over the Counter Bulletin Board publicly traded company) acquired all of the outstanding stock of the Company in exchange of 2,000,000 shares of series A convertible preferred stock of the TCI. TCI also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by the Company.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASETS

                            Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on the Company's financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Media Receivable

Media receivable represents media time invoiced and already aired through the year end.

Prepaid Media Expenses

Prepaid Media Expenses represents purchased television airtime scheduled to air subsequent to the balance sheet date.

Media Payables

Media payables represents television time aired and payable to a broadcasting network but not paid through the year end.

Customer credits

Customer credits represents advance payments by customers or credit issued to customer for media time already aired.

Deferred media revenue

Deferred media revenue represents media time invoiced to the customers but to be aired in the subsequent year.

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on the Company's financial statements.

Research and Development

Expenditures for development costs and research are expensed as incurred.

Revenue Recognition

The  Company   recognizes   revenue  for  media  placement   services  when  the
advertisement is aired. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for concessions and bad debts. Cost of revenue includes direct costs to buy media placement services. The Company recognizes a corresponding expense in Costs of Revenues as station media expense.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. Allowance for bad debts as of December 31, 1999 and 1998, amounted to $273,150 and 211,755, respectively.

Advertising

The Company expenses advertising costs as incurred.

Segment Reporting

The Company allocates resources and assesses the performance of its sales activities as one segment. During the years ended December 31, 1999 and 1998, the Company only operated in one segment therefore segment disclosure has not been presented.

Recent Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative

Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

In June 1999, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards (SFAS) No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Financial Accounting Standards (SFAS) No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Financial Accounting Standards SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation." This Interpretation clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a no compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of this Interpretation has not had a material impact on the Company's financial position or operating results.

Reclassifications

Certain amounts in the 1998 financial statements have been reclassified to conform with the 1999 presentation

Realization of assets

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. As shown in the financial statements, the Company has incurred a net loss of 1,079,203 during the year ended December 31, 1999. The stockholders' deficit amounted to $2,101,409 at December 31, 1999. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue on in the subsequent year. During the year ended December 31, 1999, the management devoted considerable effort towards (i) reduction of salaries and general and administrative expenses (ii) management of accounts payable (iii) evaluation of its distribution and marketing methods and (iv) obtaining additional equity financing. On December 29, 2000, the Company was acquired by Thaon Communications, Inc.(note 8).


3.       INVENTORY

Inventory consisting of products to be sold, is valued at the lower of cost or market value. Cost is determined using the first-in, first-out method. Inventory at December 31, 1999 and 1998 consisted of:

                                                  1999                     1998
                                             ---------              -----------
        Kryptolight  products                $ 562,440              $    75,598
        Right Angel 2 products                  74,804                  122,235
                                             ---------              -----------
        Total inventory                      $ 637,244              $   197,833
                                             =========              ===========



4.       PROPERTY AND EQUIPMENT

Property and Equipment are stated at cost at the date of acquisition. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

                 Equipment and Computers                5 years
                 Leasehold Improvements                 5 years (term of lease)
                 Furniture, Fixtures and Vehicles       5 years

Property and equipment consists of the following:

                                                  1999                    1998
                                            ----------               ----------
                 Equipment                  $  212,894               $ 141,210
                 Furniture and fixtures         11,762                   3,031
                 Vehicles                      161,763                  42,550
                 Machinery & Equipment          27,296                   5,745
                                            ----------               ----------
                                               413,715                 192,536
                 Less: accumulated
                    depreciation               126,179                  67,005
                                            ----------               ----------

                 Property & Equipment
                   (net)                   $   287,536               $ 125,531
                                           ===========               =========

5.       NOTES PAYABLE

The Company has Notes payable under various capital leases amounting $194,304 and 59,128, at December 31, 1999 and 1998, respectively. The notes are secured by the assets being leased, bear interest rates ranging from 7.2% to 17.7% and are due by various dates through May 15, 2005. The monthly installment ranges from $72 to $680. Total current portion of the capital lease obligation is $26,625.


The current maturity of notes payable, including capital lease obligations, is as follows:

                                           Year Ended December 30
                                           ----------------------
                                     2000                   $ 26,625
                                     2001                     28,757
                                     2002                     31,740
                                     2003                     44,012
                                     2004                     49,696
                                     Thereafter               13,474
                                                            --------
                                     TOTAL                  $194,304
                                                            ========

6.       INCOME TAXES

The income tax provision for 1999 represents minimum tax payable for the state of California. Differences between financial statement and tax losses in both the years consisted primarily of allowance for bad debts. Through December 31, 1999, the Company incurred net operating losses for federal tax purposes of approximately $984,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2014. Net operating loss for carry forwards for the State of California are approximately $450,000 and are generally available to reduce taxable income through the year 2004. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of December 31, 1999 and 1998 was approximately $503,000 and $85,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.


7.       DISPOSAL OF A SEGMENT

Effective August 1, 2000, the Company entered in to an agreement whereby it sold the Kryptolight product line, including all the related assets and liabilities, to a related entity, related by common shareholder and an officer. The transaction has been recorded at historical book value as per following:

            Net assets related to Kryptolight product line      $   817,332
            Amount due to the buyer on account                      (80,980)
                                                                -----------
            Note receivable from the buyer against
                  the sale of product line                       (1,009,572)
                                                                -----------
            Gain on disposal of the product line                $   273,220
                                                                ===========

The note is payable by
September 30, 2001, is interest free and secured by the inventory of the buyer.

Following is the summary of operations of Kryptolight product line for the year ended December 31, 1999 & 1998:
                                                     1999            1998
                                              -----------       ---------
   Net revenue                                 $  954,064       $  34,056
   Cost of revenue & operating expenses          (972,562)       (100,207)
   Income tax benefits                                -            18,600
                                              -----------       ---------
   Net loss                                    $  (18,498)      $ (47,551)
                                              ===========       ==========


The balance sheet as on December 31, 1999 and 1998 included assets amounting $595,128 and 239,009 related to Kryptolight product line.


8.       ACQUISITION OF THE COMPANY

On December 29, 2000, Thaon Communications, Inc. (TCI) acquired all of the outstanding stock of the Company in exchange for 2,000,000 shares of series A convertible preferred stock of TCI. TCI also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by the Company. The preferred stock was valued at $2.25 per share which approximates the per share market price of the common stock of the Company at the time of acquisition. The acquisition was accounted for by the purchase method of accounting and resulted in goodwill amounting $5,871,861, in the books of TCI.

9.       COMMITMENTS

Operating Leases

The Company occupies certain office space and uses certain equipment and motor vehicles under lease agreements expiring at various dates through 2004. The leases generally require the Company to pay for utilities, insurance, taxes and maintenance, and some contain renewal options. Total rent expense charged to operations was $139,574 and $56,230 in 1999 and 1998, respectively. Future minimum payments relating to operating leases are as follows (in thousands):

                                         2000         $     100,664
                                         2001               100,664
                                         2002                35,786
                                                      -------------
          Total future minimum lease payments         $     237,114
                                                      =============

10.      CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable and temporary cash investments. The Company grants credit to customers throughout the country. The Company performs credit checks on all new customers, and generally, requires no collateral from its customers. The Company maintains its cash balances in two financial institution located in California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1999 and 1998 the Company's uninsured cash balances, per bank records, approximated $1,226,976 and $2,320,149, respectively. Management believes the Company is not exposed to any significant credit risk related to cash.

Major Customer:

A substantial portion of the Company's business is conducted with one customer. For the years ended December 31, 1999 and 1998, sales to this customer was approximately 71% and 47% of total sales, respectively. At December 31, 1999 and 1998, accounts receivable from these customers totaled $207,419 and $-0-respectively.


11.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income tax and interest of $800 and $13,000, respectively, in the year ended December 31, 1999. The Company paid income tax and interest of $4,281 and $2,500, respectively, in the year ended December 31, 1998.

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                                 BALANCE SHEETS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS:
            Cash & cash equivalent                                        $     4,581
            Media receivable, net                                           1,143,821
            Prepaid expenses                                                   16,266
            Prepaid media expenses                                            492,657
            Note receivable from a related party                            1,028,092
            Other current assets                                               15,337
                                                                          -----------
                        Total current assets                                2,700,754

PROPERTY AND EQUIPMENT, net                                                   233,574

OTHER ASSETS:
            Deposits                                                            9,079

                                                                          -----------
                                                                          $ 2,943,407
                                                                          ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
            Accounts payable                                              $   144,224
            Accrued expenses                                                  148,183
            Media payable                                                   3,321,137
            Deferred media revenue                                            944,413
            Note payable-current                                               78,674
            Customer deposits                                                 107,431
                                                                          -----------
                        Total current liabilities                           4,744,062

Note Payable - Long term                                                      146,757

                                                                          -----------
TOTAL LIABILITIES                                                           4,890,819

STOCKHOLDERS' DEFICIT
            Capital Stock
            Common stock, no par value;
            Authorized shares 1000; issued and outstanding
            1000 in 1999, 1000 in 1998                                          1,000
            Accumulated deficit                                            (1,948,412)
                                                                          -----------
                        Total stockholders' deficit                        (1,947,412)

                                                                          -----------
                                                                          $ 2,943,407
                                                                          ===========

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                            STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)

Net Revenues:

Media Sales                                                                   $ 19,400,528
Product Sales                                                                      188,160
                                                                              ------------

          Total net revenues                                                    19,588,688

Cost of revenues:

COGS-Station Media Payments                                                     17,280,621
COGS-Products                                                                       97,455
                                                                              ------------

          Total cost of revenues                                                17,378,076

                                                                              ------------
Gross profit                                                                     2,210,612

Operating expenses                                                               2,288,233

                                                                              ------------
Loss from continuing operations                                                    (77,621)

Non-Operating Income (expense):
          Loss on sale of assets                                                    (6,960)
          Interest Income                                                           725.00
          Interest Expense                                                         (12,469)
                                                                              ------------
          Total non-operating income (expense)                                     (18,704)

                                                                              ------------
Loss from continuing operations before income tax                                  (96,325)

Income tax benefit                                                                  31,914

                                                                              ------------
Net loss from continuing operations                                                (64,411)

Net Income from discontinued operation (Kryptolight) net of income taxes
     of $37,524                                                                     54,476
Net gain on disposal of Kryptolight operation net of income tax of $109,288        163,932
                                                                              ------------
          Total income from discontinued operation                                 218,408

                                                                              ------------
Net Income                                                                    $    153,997
                                                                              ============

                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                                      Common Stock                                    Total
                                               Number of                          Accumulated     Stockholders'
                                                 Shares           Amount          Deficit            Deficit
                                             ---------------   --------------  ---------------   ----------------
Balance, January 1, 2000                              1,000            1,000       (2,102,409)        (2,101,409)

Net income for the period                                 -                -          153,997            153,997

                                             ---------------   --------------  ---------------   ----------------
Balance, September 30, 2000                           1,000            1,000       (1,948,412)        (1,947,412)
                                             ===============   ==============  ===============   ================


                   PTS TV, INC. dba PRIME TIME MEDIA SOLUTIONS
                            STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
            Net Income                                                  $   153,997
            Adjustments to reconcile net Income to net cash
            used in operating activities:
                        Depreciation and amortization                        53,647
                        Loss on disposal of assets                            6,960
                        Gain on disposal of a product line                 (273,220)
                        (Increase) / decrease in current assets:
                                   Media receivable                       1,087,794
                                   Prepaid expenses                          (3,927)
                                   Prepaid media expenses                  (344,113)
                                   Inventory                                  6,659
                                   Deposits                                   3,144
                                   Other assets                              14,088
                        Increase / (decrease) in current liabilities:
                                   Accounts payable                         (30,920)
                                   Accrued expenses                         134,761
                                   Media payable                           (810,402)
                                   Deferred media revenue                   (10,661)
                                   Customer deposits                       (194,911)
                                   Customer credits                        (406,037)
                                                                        -----------
                        Net cash used in operating activities              (613,141)
                                                                        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                        Acquisition of property & equipment                (184,392)
                                                                        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                        Net proceeds from Loans                             112,107
                        Notes receivable                                    (27,520)
                                                                        -----------
                        Net cash provided by financing activities            84,587
                                                                        -----------

NET DECREASE IN CASH & CASH EQUIVALENT                                     (712,946)

CASH & CASH EQUIVALENT, BEGINNING BALANCE                                   717,527
                                                                        -----------

CASH & CASH EQUIVALENT, ENDING BALANCE                                  $     4,581
                                                                        ===========

1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company was originally incorporated under the name PTS, TV INC. (a Texas Corporation), on May 23, 1996. The Company changed its dba name to Prime Time Media Solutions on November 27, 2000. The Company is a diversified media company specializing in reaching targeted audiences. The Company buys media time from various broadcasting networks and sells to its clients. The Company markets products and services, which it develops, licenses exclusively or distributes for third parties, utilizing network and cable television, radio, newspapers, magazines, and the Internet.

On June 15, 1998 the Company agreed to venture into sale of a product line called "Kryptolight" with the idea of spinning it out as a separate entity. In August 2000, the Company spun off "Kryptolight" product line as a separate entity.

On December 29, 2000, the Company entered into a stock for stock exchange with Thaon Communications, Inc, (TCI), whereby TCI (an Over the Counter Bulletin Board publicly traded company) acquired all of the outstanding stock of the Company in exchange of 2,000,000 shares of series A convertible preferred stock of the TCI. TCI also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by the Company.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASETS

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on the Company's financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Media Receivable

Media receivable represents media time invoiced and already aired through the year end.

Prepaid Media Expenses

Prepaid Media Expenses represents purchased television airtime scheduled to air subsequent to the balance sheet date.

Media Payables

Media payables represents television time aired and payable to a broadcasting network but not paid through the year end.

Customer credits

Customer credits represents advance payments by customers or credit issued to customer for media time already aired.

Deferred media revenue

Deferred media revenue represents media time invoiced to the customers but to be aired in the subsequent year.

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on the Company's financial statements.

Research and Development

Expenditures for development costs and research are expensed as incurred.

Revenue Recognition

The  Company   recognizes   revenue  for  media  placement   services  when  the
advertisement is aired. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for concessions and bad debts. Cost of revenue includes direct costs to buy media placement services. The Company recognizes a corresponding expense in Costs of Revenues as station media expense.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. Allowance for bad debts as of September 30, 2000 amounted to $273,150.

Advertising

The Company expenses advertising costs as incurred.

Segment Reporting

The Company allocates resources and assesses the performance of its sales activities as one segment. During the nine months ended September 30, 2000 the Company only operated in one segment therefore segment disclosure has not been presented.

Recent Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

In June 1999, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards (SFAS) No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Financial Accounting Standards (SFAS) No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company. In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Financial Accounting Standards SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation." This Interpretation clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a no compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of this Interpretation has not had a material impact on the Company's financial position or operating results.

Realization of assets

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. As shown in the financial statements, the stockholders' deficit on September 30, 2000 amounted to $1,947,412. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue on in the subsequent year. During the year ended December 31, 1999, the management devoted considerable effort towards (i) reduction of salaries and general and administrative expenses (ii) management of accounts payable (iii) evaluation of its distribution and marketing methods and (iv) obtaining additional equity financing. On December 29, 2000, the Company was acquired by Thaon Communications, Inc.(note 7).

3.       PROPERTY AND EQUIPMENT

Property and Equipment are stated at cost at the date of acquisition. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:
              Equipment and Computers                 5 years
              Leasehold Improvements                  5 years (term of lease)
              Furniture, Fixtures and Vehicles        5 years

Property and equipment consists of the following:

                 Equipment                             $  196,717
                 Furniture and fixtures                    11,762
                 Vehicles                                 161,763
                                                       ----------
                                                          370,242
                 Less: accumulated depreciation           136,668
                                                       ----------
                 Property & Equipment (net)            $  233,574
                                                       ==========


4.       NOTES PAYABLE

The Company has Notes payable under various capital leases amounting $174,757 at September 30, 2000. The notes are secured by the assets being leased, bear interest rates ranging from 7.2% to 17.7% and are due by various dates through May 15, 2005. The monthly installment ranges from $72 to $680. Total current portion of the capital lease obligation is $28,000.

The current maturity of notes payable, including capital lease obligations, is as follows:

                                Year Ended September 30
                                -----------------------
                       2001                               $      29,000
                       2002                                      32,000
                       2003                                      44,000
                       2005                                      49,000
                  Thereafter                                     20,757
                                                          -------------
                       TOTAL                              $     174,757
                                                          =============

5.       INCOME TAXES

Differences between financial statement and tax losses in both the years consisted primarily of allowance for bad debts. Through September 30, 2000, the Company incurred net operating losses for federal tax purposes of approximately $978,000. The net operating loss carry forwards may be used to reduce taxable income through the year 2014. Net operating loss for carry forwards for the State of California are approximately $445,000 and are generally available to reduce taxable income through the year 2004. The availability of the Company's net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of September 30, 2000 was approximately $501,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forwards cannot reasonably be assured.


8.       DISPOSAL OF A SEGMENT

Effective August 1, 2000, the Company entered in to an agreement whereby it sold the Kryptolight product line, including all the related assets and liabilities, to a related entity, related by a common shareholder and an officer. The transaction has been recorded at the historical book value as per following:

           Net assets related to Kryptolight product line       $   817,332
           Amount due to the buyer on account                       (80,980)
                                                                -----------
           Note receivable from the buyer against
                            the sale of product line             (1,009,572)
           Gain on disposal of the product line                 $   273,220
                                                                ===========

The note is payable by September 30, 2001, is interest free and secured by the inventory of the buyer. Following is the summary of operations of Kryptolight product line from January 1, 2000 to August 1, 2000 (date of disposal):

            Net revenue                                         $   587,597
            Cost of revenue & operating expenses                   (495,597)
            Provision of income taxes                               (37,524)
                                                                ------------
            Net income                                          $    54,476

7.       ACQUISITION OF THE COMPANY

On December 29, 2000, Thaon Communications, Inc. (TCI) acquired all of the outstanding stock of the Company in exchange for 2,000,000 shares of series A convertible preferred stock of TCI. TCI also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by the Company. The preferred stock was valued at $2.25 per share which approximates the per share market price of the common stock of the Company at the time of acquisition. The acquisition was accounted for by the purchase method of accounting and resulted in goodwill amounting $5,871,861, in the books of TCI.


8.       COMMITMENTS

Operating Leases

The Company occupies certain office space and uses certain equipment and motor vehicles under lease agreements expiring at various dates through 2004. The leases generally require the Company to pay for utilities, insurance, taxes and maintenance, and some contain renewal options. Total rent expense charged to operations was $104,914 in the nine months ended September 30, 2000.

Future minimum payments relating to operating leases for the nine months period ended September 30, are as follows (in thousands):

                                         2001                $     101,000
                                         2002                       32,000
                                                             -------------
          Total future minimum lease payments                $     133,000
                                                             =============
9.       CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable and temporary cash investments. The Company grants credit to customers throughout the country. The Company performs credit checks on all new customers, and generally, requires no collateral from its customers. The Company maintains its cash balances in two financial institution located in California. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Management believes the Company is not exposed to any significant credit risk related to cash.

Major Customer:

A substantial portion of the Company's business is conducted with one customer. For the nine months period ended September 30, 2000, sales to this customer were approximately 22% of total media sales. There was no balance receivable from this customer on September 30, 2000.

10.      SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid income tax and interest of $1,700 and $12,000 respectively, in the nine months period ended September 30, 2000.

Supplemental disclosure of non-cash investing and financing activities:

The Company sold its Kryptolight product line (note 6) on August 1, 2000 to a related entity. The cash flow statement does not include disposal of following assets pertaining to the product line and obtaining of a note receivable from the buyer as a part of the disposal agreement:

        Inventory                                $          630,585
        Note receivable                                       9,000
        Machinery & other assets                            177,747
        Note Payable adjustment                             (80,980)
                                                 ------------------

                                                            736,352
        Note Receivable from the buyer                   (1,009,572)
                                                 ------------------
        Gain on disposal                         $          273,220
                                                 ==================

                       THAON COMMUNICATIONS & SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                   (UNAUDITED)

The following unaudited Pro Forma consolidated Statements have been derived from the audited consolidated financial statements of Thaon Communications, Inc. (A) for the year ended December 31, 2000 and the unaudited financial statements of PTS , Inc. (B) for the year ended December 31, 2000. .

The unaudited Pro Forma consolidated Statements of Operations and financial conditions reflects the acquisition of B (a non-public company) by A (a public company) in a merger using purchase method of accounting and assumes that such 'acquisition was consummated as of January 1, 2000.

The unaudited Pro Forma consolidated Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma consolidated Statement of Operations does not purport to represent what the Company's results of operations would actually have been if the acquisition of B had occurred on the date indicated or to project the company's results of operations for any future period or date. The Pro Forma adjustments, as described in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable

                                   THAON          PTS TV
                                (Historical)    (Historical)     Adjustment       Combined
                                ------------    ------------    ------------    ------------
Sales                           $    182,477    $ 27,045,131    $       --      $ 27,227,608

Operating expenses                 1,588,753      26,571,740            --        28,160,493
                                ------------    ------------    ------------    ------------

Income (Loss) from operations     (1,406,276)        473,391            --          (932,885)

Other Income (expense)                  (408)        207,609            --           207,201
                                ------------    ------------    ------------    ------------

                                  (1,406,684)        681,000            --          (725,684)

Provision for taxes                     --              --              --            (1,600)
                                ------------    ------------    ------------    ------------
NET INCOME (LOSS)               $ (1,406,684)   $               $    681,000    $   (727,284)
                                ============    ============    ============    ============

EARNINGS PER SHARE

Basic Weighted -average number of
shares outstanding                                                                59,291,000
                                                                                  ==========

Basic - Net loss per share                                                        $  (0.012)
                                                                                  ==========
                                       29




Diluted Weighted -average number of shares outstanding                            62,425,334
                                                                                  ==========

Diluted - Net loss per share                                                      $   (0.012)
                                                                                  ==========

NOTES:

(1) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2000 as if outstanding as of the beginning of the period.

(2) Diluted weighted -average number of shares outstanding includes 2,000,000 convertible preferred stock issued on acquisition of PTS, 1,000,000 deposited with escrow and subject to issuance upon achieving certain targets and 134,334 options granted for common stock, to employees.

                                                THAON COMMUNICATIONS &,SUBSIDIARIES
                                      PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITIONS
                                                      AS OF DECEMBER 31, 2000
                                                            (UNAUDITED)


                                                 THAON & SUB      PTS TV
                                                 (Historical)   (Historical)   Adjustment         Combined
                                             ---------------   -----------     ----------        ----------
ASSETS

Current Assets
    Cash & cash equivalents                  $        16,958    $   15,121     $        -         $  32,079
    Media Receivable                                   4,950      1,708,900             -         1,713,850
    Due to affiliates                              1,891,031             -     (1,891,031)                -
    Investment in PTS TV                           4,500,000             -     (4,500,000)                -
    Investment in LLC                                  8,000             -         (8,000)                -
    Prepaid Expenses                                  15,267        17,697              -            32,964
    Prepaid Media Expenses                                 -       376,942              -           376,942
    Loan receivable - Employees                        2,150                            -             2,150
    Loan receivable - Related Parties                      -       868,476              -           868,476
    Deposits & other assets                                -         9,079              -             9,079
                                             ---------------   -----------     ----------        ----------
                                                   6,438,356     2,996,215     (6,399,031)        3,035,540

Property & Equipment                                 537,640       223,462              -           761,102
Note receivable - McHenry                                  -       231,660              -           231,660
Goodwill                                                   -             -      5,871,861         5,871,861
Deposits                                              33,322             -              -            33,322
                                             ---------------   -----------     ----------        ----------
TOTAL ASSETS                                 $     7,009,318   $ 3,451,337     $ (527,170)       $9,933,485
                                             ===============   ===========     ==========        ==========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
    Accounts Payable                         $      179,039$       73,613      $        -         $ 252,652
    Accrued Expenses                                 146,902        28,053              -           174,955
    Media payable                                          -     3,228,695              -         3,228,695
    Deferred Media Revenue                                 -       998,872              -           998,872
    Loans Payable -current                                 -        97,412              -            97,412
    Capital Lease obligation-current                       -        28,988              -            28,988
    Customers deposits                                     -       281,492              -           281,492
    Due to affiliate                               1,891,031             -     (1,891,031)                -
                                             ---------------   -----------     ----------        ----------
                                                   2,216,972     4,737,125     (1,891;031)        5,063,066
                                             ===============   ===========     ==========        ==========
Long term liabilities
    Capital Lease Obligation                               -       138,922              -           138,922
                                             ---------------   -----------     ----------        ----------

                                                THAON COMMUNICATIONS &,SUBSIDIARIES
                                      PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITIONS
                                                      AS OF DECEMBER 31, 2000
                                                            (UNAUDITED)

                                                            (CONTINUED)

                                                 THAON & SUB      PTS TV
                                                 (Historical)   (Historical)   Adjustment         Combined
                                             ---------------   -----------     ----------        ----------
Total liabilities                                  2,216,972     4,876,047     (1,891,031)        5,201,988


Stockholders' equity:


Common stock                                          59,294         1,000         (1,000)           59,294
                                                       8,000             -         (8,000)                -

Preferred Stock                                    2,000,000             -              -         2,000,000

Additional paid-in capital                         4,008,706             -              -         4,008,706

Advance Subscription                                 422,781             -              -           422,781

Retained earnings (deficit)                         (298,250)   (2,106,710)     1,372,861        (1,032,099)

Net Income (loss)                                     12,079             -              -            12,079
                                                  (1,420,264)      681,000              -          (739,264)
                                             ---------------   -----------     ----------        ----------

    Total stockholders' equity                     4,792,346    (1,424,710)     1,363,861         4,731,497
                                             ---------------   -----------     ----------        ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                         $     7,009,318   $ 3,451,337     $ (527,170)       $9,933,485
                                             ===============   ===========     ==========        ==========